Exhibit 99.1

                  Dell Updates Q3 Guidance and Announces Charge

     ROUND ROCK, Texas--(BUSINESS WIRE)--Oct. 31, 2005--Dell (NASDAQ:DELL) said today it expects to achieve earnings per share of $0.39 on a non-GAAP basis, which is at the low end of the range of its previous guidance for fiscal 2006 third quarter, and expects revenue to be approximately $13.9 billion versus its original guidance of $14.1 to $14.5 billion. The shortfall in revenue versus previous guidance was driven in part by the company's U.S. consumer and U.K. businesses, which fell short of expectations. The company continues to refocus on higher value products and services while optimizing profitability.

     Dell also said it will take a charge in its fiscal third quarter of approximately $450 million, or roughly $0.14 per share, yielding expected GAAP earnings per share of $0.25. More than $300 million is associated with the cost of servicing systems that included a vendor part that failed to perform to Dell's specifications. This issue is limited to a small percentage of previous generation OptiPlex desktop systems. The charge also includes the costs of workforce realignment, product rationalizations and excess facilities. These actions are designed to streamline the business to improve operating efficiency.

     Dell will announce financial results for fiscal 2006 third quarter on Nov. 10.

     About Dell

     Dell Inc. (NASDAQ:DELL) is a trusted and diversified information-technology supplier and partner, and sells a comprehensive portfolio of products and services directly to customers worldwide. Dell, recognized by Fortune magazine as America's most admired company and No. 3 globally, designs, builds and delivers innovative, tailored systems that provide customers with exceptional value. Company revenue for the last four reported quarters was $52.8 billion. For more information about Dell and its products and services, visit www.dell.com.

     Special note: Statements in this press release that relate to future results and events (including statements about Dell's anticipated financial and operating performance) are forward-looking statements based on Dell's current expectations. Actual results in future periods could differ materially from those projected in these forward-looking statements because of a number of risks and uncertainties including: general economic, business and industry conditions; the level and intensity of competition in the technology industry and the pricing pressures that have resulted; local economic and labor conditions, political instability, unexpected regulatory changes, trade protection measures, tax laws and fluctuations in foreign currency exchange rates; the ability to accurately predict product, customer and geographic sales mix; the ability to timely and effectively manage periodic product transitions; reliance on third-party suppliers for product components, including dependence on several single-source supplier relationships; the ability to effectively manage operating costs; the failure to attract and retain qualified personnel; the level of demand for the products and services Dell offers; the ability to manage inventory levels to minimize excess inventory, declining inventory values and obsolescence; and the effect of armed hostilities, terrorism, natural disasters and public health issues on the economy generally, on the level of demand for Dell's products and services and on Dell's ability to manage its supply and delivery logistics in such an environment. Additional discussion of these and other factors affecting Dell's business and prospects is contained in Dell's periodic filings with the Securities and Exchange Commission.

     Dell is a trademark of Dell Inc.

     Dell disclaims any proprietary interest in the marks and names of others.


              Media Contacts:
              Jess Blackburn, 512-725-0187
              jess_blackburn@dell.com
              or
              David Frink, 512-728-2678
              david_frink@dell.com

              Investor Contacts:
              Lynn A. Tyson, 512-723-1130
              lynn_tyson@dell.com
              or
              Robert Williams, 512-728-7570
              robert_williams@dell.com